Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Horizons China High Dividend ETF, a series of shares of beneficial interest Horizons ETF Trust.

BBD, LLP

Philadelphia, Pennsylvania

April 20, 2017